Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related prospectus of Southern National Bancorp of Virginia, Inc. of our report dated March 5, 2009 appearing in the Annual Report on Form 10-K of Southern National Bancorp of Virginia, Inc. for the year ended December 31, 2008 and to the reference to us under “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Louisville, Kentucky

October 12, 2009